Exhibit 21.1
LOGITECH INTERNATIONAL S.A.
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
AMERICAS
Logitech Inc.	United States of America
Logitech (Slim Devices) Inc.	United States of America
Logitech (Streaming Media) Inc.	United States of America
WiLife, Inc.	United States of America
Ultimate Ears Incorporated	United States of America
UE Acquisition Inc.	United States of America
SightSpeed, Inc.	United States of America
LifeSize Communications, Inc	United States of America
Lifesize, Inc.	United States of America
Logitech Latin America, Inc.	United States of America
Logitech Argentina S.R.L.	Argentina
Dexxa Accessorios De Informatica Do Brasil Ltda.	Brazil
Logitech Canada Inc.	Canada
Logitech de Mexico S.A. de C.V.	Mexico
Logitech Servicios Latinoamérica, S.A. de C.V.	Mexico
EUROPE
Logitech S.A.	Switzerland
Logitech Europe S.A.	Switzerland
Labtec Europe S.A.	Switzerland
Logitech (Streaming Media) SA	Switzerland
Logitech Schweiz AG	Switzerland
Logitech Upicto GmbH	Switzerland
Logitech Ireland Services Limited	Ireland
Logitech GmbH	Federal Republic of Germany
Logitech UK Limited	United Kingdom
Logitech (Jersey) Limited	Jersey, Channel Islands
SAS Logitech France	Republic of France
Logitech Benelux B.V.	Kingdom of the Netherlands
Logitech Italia SRL	Republic of Italy
Logitech Mirial SRL	Republic of Italy
Logitech Norway AS	Norway
Logitech Espana BCN SL	Spain
Logitech Nordic AB	Sweden
Logitech Poland Spolka Z.O.O.	Poland
Logitech Middle East FZ-LLC	United Arab Emirates

Name of Subsidiary	Jurisdiction of Incorporation
Logitech Hellas MEPE	Greece
Limited Liability Company "Logitech"	Russia
Logi Peripherals Technologies (South Africa) (Proprietary) Limited	South Africa
ASIA PACIFIC
Logitech Technology (Suzhou) Co., Ltd.	People's Republic of China
Logitech (Beijing) Trading Company Limited	People's Republic of China
Logitech Technology (Shenzhen) Consulting Co., Ltd	People's Republic of China
Logitech (China) Technology Co., Ltd.	People's Republic of China
Logitech Far East, Ltd.	Taiwan, Republic of China
Logitech Asia Logistics Limited	Hong Kong
Logitech Asia Pacific Limited	Hong Kong
Logitech Hong Kong, Limited	Hong Kong
Logitech Service Asia Pacific Pte. Ltd.	Republic of Singapore
Logitech Singapore Pte. Ltd.	Republic of Singapore
Logi Computer Peripherals (Malaysia) Sdn. Bhd	Malaysia
Logicool Co., Ltd.	Japan
Logitech Electronic (India) Private Limited	India
Logitech Engineering & Designs India Private Limited	India
Logitech Trading Pvt. Ltd.	India
Logitech Korea Ltd.	Korea
Logitech New Zealand Co., Ltd.	New Zealand
Logitech Australia Computer Peripherals Pty, Limited	Commonwealth of Australia